EXHIBIT 24.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Current Report on Form S-3 of our report dated January 31, 1997, relating to the consolidated balance sheet of LSS - Lone Star
- Houston, Inc. and Subsidiary as of December 31, 1996, and for the year then ended, incorporated by reference in this Registration Statement.

Simonton, Kutac & Barnidge, L.L.P.

Houston, Texas
July 22, 1997

                                      Ex-3